Exhibit 10.15

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made as of November 28, 2011 (the “Effective Date”), by and between National Tax Credit Investors II, a California limited partnership (“Assignor”), HCI Properties LLC, a New Jersey limited liability company (“Assignee”); Howell Countryside, Inc., a New Jersey corporation (the “Operating General Partner”); National Tax Credit, Inc. II, a California corporation (the “Administrative General Partner”); and A.A.H. Management Company, Inc., a New Jersey corporation (“Guarantor” and together with Assignor, Assignee, the Operating General Partner and the Administrative General Partner, each a “Party“ and, as the context requires, any two or more, collectively, “Parties”), with reference to the following:

A.         Countryside North American Partners L.P. (the “Partnership”) was formed as a limited partnership under the laws of the State New Jersey and is being governed pursuant to a Amended and Restated Agreement of Limited Partnership, dated as of January 7, 1992 (the “Partnership Agreement”) (any capitalized word or phrase used but not defined herein shall have the meaning set forth in the Partnership Agreement).

B.         The Operating General Partner is the “Operating General Partner” of the Partnership, Assignor is the limited partner of the Partnership and , and National Tax Credit, Inc. II, a California corporation is the Administrative General Partner of the Partnership.

C.        Assignor has agreed to assign all of its limited partnership interest in the Partnership to Assignee and withdraw from the Partnership, Assignee has agreed to acquire such interest and the Operating General Partner has consented to such assignment and assumption, all pursuant to the terms of this Agreement.

D.        Guarantor is an affiliate of the Operating General Partner and will derive an economic benefit from the assignment to Assignee of the limited partnership interests of Assignor in the Partnership.

NOW THEREFORE, in consideration of the mutual promises and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Assignment and Assumption.

1.1              Effective as of the “Closing” (as hereinafter defined):

(a)               Assignor hereby assigns to Assignee 100% of Assignor’s interest in the Partnership, including, without limitation, Profits and Losses, Cash Flow Sale or Refinancing Transaction Proceeds, all other Partnership assets, and all rights to any fees, loan repayments and reimbursements (the “Interest”), and

(b)               Assignee assumes and agrees to perform all of the obligations of Assignor under the Partnership Agreement.

1.2              The total consideration for Assignor’s assignments of the Interest as provided in this Agreement is $3,700,000, payable at the Closing as follows:

(a)               Assignee shall pay to Assignor an amount (the “Payment”) equal to $150,000 payable in cash. Assignee acknowledges that the Payment shall be fully earned by Assignor upon the full execution of this Agreement and shall not be refundable under any circumstances except in the event of a material default by Assignor of its obligations under this Agreement; and

(b)               The Operating General Partner, Assignor and Guarantor shall execute and deliver to Assignor, or its designee, a Promissory Note in the principal amount of $3,550,000 in the form attached hereto as Exhibit A (the “Note”), which Note shall be secured by the Pledge and Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”).

The foregoing consideration shall be treated as a direct acquisition of the Interest. Assignor covenants and agrees that such sum shall be received in full satisfaction of all obligations and liabilities due Assignor in connection with or in any manner arising out of the Partnership, the Apartment Complex or any other assets owned by the Partnership. The cash portion of the Payment shall be made by federal funds wired pursuant to instructions from Assignor.

2.                  Closing.

2.1              The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur no later than December 30, 2011 (the “Closing Date”).

2.2              At the Closing:

(a)               As provided in Section 1.2, Assignee shall pay the Payment;

(b)               The Parties shall execute and exchange countersigned counterparts of the First Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership in the form attached hereto as Exhibit C (the “Amendment”); and

(c)               Assignee and Guarantor shall execute and deliver the Promissory Note and the Operating General Partner and Assignee shall execute and deliver Security Agreement.

2.3              It is expressly understood and agreed by Assignee and Guarantor that even if the Closing does not occur by the Closing Date, interest on the principal amount of the Note at the rate therein stated shall begin to accrue as of the Closing Date notwithstanding any extensions thereof and Assignee and Guarantor shall be obligated to pay such interest notwithstanding anything herein or therein to the contrary.

3.                  Conditions to Closing.

3.1                         Each of the Parties acknowledges that the consent of the Executive Director of HMFA (the “Director”) to the transfer of the Interest, as contemplated by this Agreement, is required. The Operating General Partner and Assignee shall each use commercially reasonable efforts to obtain the same, and Assignor, at no cost, expense or liability to them, will cooperate to provide the Director with such information and executed documents which the Director may reasonably require in order to evaluate such transfer and it shall be a condition precedent to Closing that the Director’s consent is received prior to Closing. The Operating General Partner and Assignee, on the one hand, and Assignor, on the other, shall each provide the other with copies of any correspondence from the Director that it receives in connection with the Director’s review of the proposed transfer of the Interests. It shall be a further condition precedent to Closing that the ten (10)-day veto period for the New Jersey Governor expires without the veto of the transaction contemplated by this Agreement.

3.2                         Each of the Parties acknowledges that Closing is also conditioned upon the Partnership receiving a commitment for a Mortgage secured loan on the Apartment Complex in a principal amount of not less than $7,300,000, at an annual interest rate of no greater than five percent (5%), a term of no less than ten (10) years and an amortization period of no less than thirty (30) years.

3.3                         It shall be a condition precedent to Closing that all representations, warranties set forth herein shall be true and correct in all material respects, and all covenants set forth herein shall have been fully complied with in all material respects as of the Closing.

3.4                         Notwithstanding anything to the contrary contained or implied in this Agreement, there are no other conditions to the obligation of the Parties to close the transaction contemplated by this Agreement except as expressly set forth in this Section 3.

3.5                         If on or before Closing any condition set forth in Section 3 has not been satisfied, this Agreement shall terminate and be of no further force or effect.

4.                  Representations, Warranties and Covenants.

4.1              As a material inducement to Assignee entering into this Agreement, Assignor hereby represents and warrants to Assignee the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)               Assignor is the owner of the Interest and the Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and Assignee shall acquire the same free of any rights or claims thereto by any other party claiming by, through or under Assignor.

(b)               The execution and delivery of this Agreement by Assignor and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and, assuming the due and proper execution and delivery by Assignee and the Operating General Partner, this Agreement is binding upon and enforceable against Assignor in accordance with its terms.

4.2              As a material inducement to Assignor entering into this Agreement, Assignee hereby represents and warrants to Assignor the following are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership:

(a)               The execution and delivery of this Agreement by such Assignee and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings.

(b)               Assuming the due and proper execution and delivery by Assignor, this Agreement is binding upon and enforceable against Assignee in accordance with its terms.

(c)               No proceeding before any federal, state, municipal or other governmental department, commission, board or agency is pending against such Assignee or, to the knowledge of Assignee, threatened against Assignee pursuant to which an unfavorable judgment would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the transactions contemplated hereunder, nor does Assignee know of any reason to believe any such proceeding will be instituted.

(d)               Assignee has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

(e)               Assignee is aware of the restrictions on transfer or encumbrance of the Interest under the Partnership Agreement, as well as the transfer restrictions imposed by the Securities Act of 1933, as amended, and applicable state securities laws (the “Securities Laws”).  Assignee is able to bear the economic risk of its investment in the Interest, is aware that it must hold the Interest for an indefinite period and that the Interest has not been registered under the applicable Securities Laws and may not be sold or otherwise transferred unless permitted by the terms of the Partnership Agreement and the Interest is registered, or an exemption from the registration requirements is available with respect thereto, under the Securities Laws.  Assignee is acquiring the Interest for its own account and not with a view to resell, transfer or otherwise dispose thereof.

(f)                 Assignee is an Affiliate of the Operating General Partner and, knows, therefore, at least as much about the Partnership as Assignor. Assignee is experienced in financial transactions such as ownership of the Interest and understands the business and operations of the Partnership.  Assignee has had an opportunity to ask questions about and seek information about the Partnership and the Apartment Complex, and has not relied upon any express or implied representations or warranties from Assignor with regard to the Interest, the Partnership or the Apartment Complex, except as expressly provided herein.

4.3              As a material inducement to Assignor entering into this Agreement:

(a)               The Operating General Partner represents and warrants to Assignor that (i) the execution and delivery of this Agreement by the Operating General Partner and its performance of the transactions contemplated herein have been duly authorized by all requisite corporate proceedings, and (ii) assuming the due and proper execution and delivery by Assignor, this Agreement is binding upon and enforceable against the Operating General Partner in accordance with its terms. The foregoing representations and warranties are true and correct as of the Effective Date, shall be true and correct as of the Closing Date, and shall survive the Closing and the withdrawal of Assignor from the Partnership; and

(b)               The Operating General Partner covenants to Assignor that on or before Closing, the Partnership will have obtained all necessary consents and approvals for the transactions contemplated by this Agreement, including, but not limited to, the consents, to the extent required, of all Lenders and the Authority.

4.4              Except as expressly provided in this Section 3, no Party has made any other representation or warranty concerning the Interest, the Apartment Complex, the Partnership or any other matter.

5.                  Transfer of Interest of Administrative General Partner.  As a material inducement to Assignee and the Operating General Partner entering into this Agreement, the Administrative General Partner agrees that upon the later of Closing and five business days after receipt of approval of HMA to the transfer by the Administrative General Partner’s of its entire interest in the Partnership, including but not limited to, Profits and Losses, Cash Flow Sale or Refinancing Transaction Proceeds, all other Partnership assets, and all rights to any fees, loan repayments and reimbursements (the “AGP Interest”), to the Operating General Partner or its designee, the Administrative General Partner shall execute and deliver (i) an assignment of the AGP interest to the Operating General Partner or its designee and (ii) an amendment to the Partnership Agreement to reflect the withdrawal of the Administrative General Partner from the Partnership and that it has no further interest therein.

6.                  Miscellaneous.

6.1              All notices, demands, requests and other communications required pursuant to the provisions of this Agreement (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or any other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing addressed as follows:

(a)               If to Assignor or the Administrative General Partner, to the intended recipient at:

c/o National Partnership Investments Corp.

639 Granite Street

Suite 312

Braintree, MA 02184

Attention:  Jesse Curll

Facsimile: 781-849-7652

and:

AIMCO

4582 South Ulster Street Parkway

Suite 1100

Denver, CO  80237

Attention:  Trent Johnson, Esq.

Facsimile:  720-200-6882

with a copy to:

Law Offices of Peter H. Alpert, Inc.

601 S. Figueroa Street, Suite 2330

Los Angeles, CA 90017

Attention: Peter H. Alpert

Facsimile: 213-687-1511

(b)               If to Assignee, the Operating General Partner or Guarantor, to the intended recipient at::

c/o AAH Management Co., Inc.

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105B

Voorhees, NJ 08043

Attention: Barry Sharer

Facsimile: 856-435-4868

with a copy to:

Paul & Katz, P.C.

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105C

Voorhees, NJ 08043

Attention: Edward L. Paul

Facsimile: 856-435-7064

Any of the Parties may designate a change of address by Notice in writing to the other Parties. Whenever in this Agreement the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

6.2              If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

6.3              This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

6.4              This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the Parties hereto. This Agreement shall be interpreted in accordance with the laws of the state in which the Apartment Complex is located.

6.5              Nothing herein shall be construed to be for the benefit of or enforceable by any third party including, but not limited to any creditor of either Assignor.

6.6              The Parties shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

6.7              All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

6.8              In the event that any court or arbitration proceedings is brought under or in connection with this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys’ fees incident to any such proceeding. The term “prevailing party” as used herein shall mean the party in whose favor the final judgment or award is entered in any such judicial or arbitration proceeding.

6.9              This Agreement constitutes the sole agreement of the Parties with respect to the matters herein, all prior oral or written agreements being merged herein. This Agreement may only be modified by a writing signed by all of the Parties hereto and time is of the essence of this Agreement.

6.10          In interpreting this Agreement it shall be presumed that the Agreement was jointly drafted and no presumption shall arise against any Party in the event of any ambiguity.

6.11          Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

[Signatures on following page(s)]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

ASSIGNOR:                                                           NATIONAL TAX CREDIT INVESTORS II,

a California limited partnership

By  National Partnership Investments Corp.,

a California corporation,

General Partner

By:  /s/Jesse Curll

Name: Jesse Curll

Title: Vice President

ASSIGNEE:                                                            HCI PROPERTIES LLC,

a New Jersey limited liability company

By  /s/Barry Sharer

Name: Barry Sharer

Title: Managing Member

GENERAL PARTNER:                                          HOWELL COUNTRYSIDE, INC.,

a New Jersey corporation

By  /s/Barry Sharer

Name: Barry Sharer

Title: President

GUARANTOR:                                                       A.A.H. MANAGEMENT COMPANY, INC.,

a New Jersey corporation

By  /s/Barry Sharer

Name: Name: Barry Sharer

Title: President

ADMINISTRATIVE GENERAL PARTNER:            NATIONAL TAX CREDIT, INC. II,

a California corporation

By:  /s/Jesse Curll

Name: Jesse Curll

                                                                                        Title: Vice President